UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

Lorillard, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road

Greensboro, North Carolina 24708-7018

(Address of principal executive offices, including zip code)

(336) 335-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Certificate of Incorporation

On May 14, 2013 the shareholders of Lorillard, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors. The amendment does not shorten the term of any incumbent director. Under the amendment, any director elected to fill a vacancy will have the same remaining term as that of his or her predecessor (or, if the vacancy results from an increase in the numbers of directors of any class, for the same term as remains for that class). The amendment further provides that directors elected for a one-year term may be removed with or without cause, but that directors serving for the remainder of a three-year term may be removed only for cause. On May 14, 2013 the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware giving effect to the foregoing amendment. The foregoing summary of the changes to the Company’s Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation as filed with the Secretary of State of Delaware, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Amendment of By-Laws

On May 14, 2013 the Board of Directors of the Company adopted the Amended and Restated By-Laws of Lorillard, Inc. (the “Amended By-Laws”), effective as of that date. The material changes made by the Amended By-Laws are summarized below.

The Amended By-Laws (in Article III Sections 1 and 6) make changes that conform the Company’s By-Laws to the changes made in the Company’s Amended and Restated Certificate of Incorporation with respect to the declassification of the Company’s Board of Directors and the grounds for removal of directors.

The Amended By-Laws (in Article II Section 5) modify the provisions dealing with advance notice required to be given by stockholders in order to nominate directors or propose action to be taken at a meeting of stockholders. For any director nomination or proposal to be properly brought before an annual meeting, the proposed business must constitute a proper matter for stockholder action, and the stockholder must give written notice of the proposed nomination or business to the Secretary of the Company at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder notice must instead be given not earlier than the close of business on the 120th day before such meeting and not later than the close of business on the later of the 90th day before the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. The person submitting the notice must be a stockholder of record of the Company at the time the notice is delivered to the Company.

The notice must contain the information specified in the Amended By-Laws, including (1) in the case of nominations for election as director, all information relating to the nominee that is required to be disclosed in a proxy solicitation for a contested election or otherwise required by SEC rules, together with the nominee’s written consent to be nominated and serve; (2) as to any other business, a brief description of the business, the text of any resolutions proposed for consideration, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholder making the proposal or the beneficial owner (if any) on whose behalf the proposal is being made; (3) specified information about the stockholder making the proposal and the beneficial owner on whose behalf it is being made, including (i) their names, (ii) their stock ownership in the Company, (iii) a description of any agreement or understanding they may have with others regarding the nomination or business, (iv) information about any derivative or short positions they may have in Company securities or hedging or other transactions having the intent or effect of mitigating loss with respect to Company securities or increasing or decreasing their voting power with respect to Company securities; (4) a representation that the stockholder is a stockholder of record of the Company entitled to vote at the stockholder meeting and intends to appear in person or by proxy to propose the business or nomination; (5) a representation regarding the stockholder’s (or beneficial owner’s) intention to solicit proxies regarding the nomination or proposal; and (6) any other information about the stockholder or beneficial owner required to be disclosed in connection with proxy solicitations.

In the case of a special meeting of stockholders, only matters included in the Company’s notice of meeting may be conducted at the meeting. If such notice of meeting provides for the election of directors, a stockholder entitled to vote at such meeting may nominate one or more persons for the position(s) by notice delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the close of business on the 120th day before the special meeting and not later than the close of business on the later of the 90th day before the special meeting or the 10th day following the day on which public announcement of the date of the special meeting and the Company’s nominees is first made by the Company. The person submitting the notice must be a stockholder of record of the Company at the time the notice is delivered, and must provide the same information as required with respect to nominations made at an annual meeting.

The chairman of any annual or special meeting shall have the power to determine whether any stockholder nomination or proposal of other business brought at such meeting properly satisfied the requirements of the Amended By-Laws, and any proposed nomination or business that did not satisfy such requirements will be disregarded. The nomination or proposal will also be disregarded if the stockholder who gave the notice (or such stockholder’s qualified representative, as defined in the Amended By-Laws) fails to appear at the meeting to present such nomination or proposal.

The Amended By-Laws (in Article II Section 11) also authorize the Board of Directors to fix a record date for determining the stockholders entitled to vote at a meeting of stockholders which is later than the date fixed for determining the stockholders entitled to receive notice of such meeting, and also authorize the Board to fix a new record date for notice of and voting at an adjournment of such meeting.

The Amended By-Laws contain various other provisions, including the right of the Board of Directors to postpone, reschedule or cancel any annual or special meeting of stockholders previously called or scheduled by it (Article II Sections 2 and 3), the right of the person presiding over any meeting of stockholders to convene, recess, and/or adjourn such meeting (Article II Section 13), and changes to the procedures by which officers and directors may enforce their rights to indemnification and advancement of expenses conferred by the Amended By-Laws.

The foregoing summary of the changes to the Company’s Amended By-Laws is qualified in its entirety by reference to the full text of the Amended By-Laws, a copy of which is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2013, the Company held its annual meeting of shareholders for 2013 (the “Annual Meeting”) in Greensboro, North Carolina (i) to amend the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to declassify the Board of Directors and provide for the annual election of directors, (ii) to elect three directors to hold office until the annual meeting of shareholders for 2014 (or the annual meeting of shareholders for 2016 if the Certificate of Incorporation amendment proposal is not adopted) and until their successors are duly elected and qualified, (iii) to hold a non-binding, advisory vote on the Company’s executive compensation, (iv) to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and (v) to consider a shareholder proposal on disclosure of lobbying policies and practices. There were 336,485,133 shares of the Company’s common stock, constituting in excess of 88% of the outstanding shares on the record date (March 25, 2013), represented in person or by proxy at the meeting. The results for each of the matters voted upon at the Annual Meeting are set forth below:

Proposal 1– Amendment of Certificate of Incorporation to declassify the Board of Directors.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
313,320,511	1,753,659	646,026	20,764,937

The proposal received over 82% of the shares outstanding and was approved by shareholders pursuant to Article ELEVENTH of the Certificate of Incorporation. As a result, the directors elected at the Annual Meeting (and at each annual meeting thereafter) will be elected for one-year terms and beginning with the annual meeting of shareholders for 2015, the entire Board will be elected annually.

Proposal 2 – Election of Directors.

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Andrew H. Card, Jr.	309,871,412	5,171,988	676,796	20,764,937
Virgis W. Colbert	287,718,603	27,142,635	858,958	20,764,937
Richard W. Roedel	309,545,392	5,360,600	814,204	20,764,937

Each director nominee was duly elected for a one-year term expiring at the annual meeting of shareholders for 2014 or until his successor is elected and qualified. In addition, the terms of office for the following directors continued after the meeting: Robert C. Almon, Dianne Neal Blixt, David E.R. Dangoor, Kit D. Dietz and Murray S. Kessler.

Proposal 3 – Advisory vote on the Company’s executive compensation.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
309,651,516	5,198,312	870,368	20,764,937

The proposal was approved on an advisory basis.

Proposal 4 – Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes Cast For	Votes Cast Against	Abstentions
334,301,519	1,435,849	747,765

The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified.

Proposal 5 – Shareholder proposal on disclosure of lobbying policies and practices.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
114,108,859	143,972,945	57,638,392	20,764,937

The proposal was defeated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of Lorillard, Inc. as of May 14, 2013

3.2	Amended and Restated By-Laws of Lorillard, Inc. as of May 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.
(Registrant)

By:	/s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: May 14, 2013